SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                             ----------------------

                                    FORM S-8
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933
                             ----------------------

                               UROMED CORPORATION
             (Exact Name of Registrant as Specified in Its Charter)

                                 MASSACHUSETTS
         (State or Other Jurisdiction of Incorporation or Organization)

                                   04-3104185
                      (I.R.S. Employer Identification No.)

          1400 PROVIDENCE HIGHWAY, NORWOOD,                   02062
                    MASSACHUSETTS
          (Address of Principal Executive Offices)          (Zip Code)

                             ----------------------

                      2001 SPECIAL STOCK OPTION AGREEMENT
                            (Full Title of the Plan)
                             ----------------------

                               DANIEL MUSCATELLO
                     President and Chief Executive Officer
                               UroMed Corporation
                            1400 Providence Highway
                          Norwood, Massachusetts 02194
                    (Name and Address of Agent for Service)

                                 (781) 762-2080
         (Telephone Number, Including Area Code, of Agent For Service)
                             ----------------------

                                    Copy to:
                           JOHN R. UTZSCHNEIDER, ESQ.
                                BINGHAM DANA LLP
                               150 Federal Street
                          Boston, Massachusetts 02110
                                 (617) 951-8000

                        CALCULATION OF REGISTRATION FEE

============================== =============== ============= ================ ===============
                                                 Proposed       Proposed
          Title Of                               Maximum         Maximum
         Securities                Amount        Offering       Aggregate       Amount Of
            To Be                  To Be        Price Per       Offering       Registration
         Registered              Registered     Share (1)         Price            Fee
============================== =============== ============= ================ ===============
Common Stock,
no par value per share             46,667          $.01          $466.67           $.12
============================== =============== ============= ================ ===============

[(1) Estimated solely for the purpose of determining the registration fee pursuant to Rule 457(c) and (h) under the Securities Act of 1933, as amended, based on the average of high and low prices reported in the consolidated reporting system of the Over the Counter Bulletin Board on August 13, 2001.

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

        The following documents filed by UroMed Corporation, the Registrant, with the Securities and Exchange Commission, the SEC, are hereby incorporated by reference into this Registration Statement: (1) the Registrant's annual report on Form 10-K for the fiscal year ended December 31, 2000 filed by the Registrant with the SEC on April 2, 2001; (2) the Registrant's Definitive Proxy Statement filed with the SEC on April 27, 2001, as supplemented by the Supplemental Proxy Statement filed by the Registrant with the SEC on May 23, 2001; (3) the Form 8-K filed by the Registrant on March 29, 2001 as amended on May 25, 2001; (4) the Form 10-Q filed by the Registrant on May 15, 2001 for the quarter ending March 31, 2001; (5) the Registrant's latest prospectus filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended by that post effective amendment filed on August 29, 2001; (6) the Form 10-Q filed by the Registrant on August 14, 2001 for the quarter ending June 30, 2001; (7) all other reports filed by the Registrant pursuant to Sections 13(a) or 15(d) of the Exchange Act since December 31, 2000 and (8) the description of the Common Stock of the Registrant, no par value per share, the Common Stock, contained in the Registrant's registration statement on Form S-3, as amended on Form S-2, filed with the SEC on May 25, 2001 pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended, the Exchange Act, including any amendment or report filed for the purpose of updating such description.

        In addition, all documents filed pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities registered hereby have been sold or which deregisters all of such securities then remaining unsold shall be incorporated by reference into this Registration Statement as of the filing date of each.

ITEM 4.  DESCRIPTION OF SECURITIES.

        Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

        Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

        Section 67 of Chapter 156B of the Massachusetts General Laws provides a statutory framework covering indemnification of directors, officers and employees against liabilities and expenses arising out of legal proceedings brought against them by reason of their status or service as directors or officers. In addition, Article 28 of our Amended and Restated By-Laws provides for indemnification of UroMed's directors, officers and employees.

        Section 67 and UroMed's Amended and Restated By-Laws generally provide that a director, officer or employee of the Company shall be indemnified by us for all expenses and liabilities incurred by any of them in certain stated proceedings and under certain stated proceedings.

        UroMed's Articles of Organization also incorporate certain provisions permitted under the Massachusetts General Laws relating to the liability of directors. The provisions eliminate a director's liability for monetary damages for a breach of fiduciary duty, including gross negligence, except in certain circumstances. These provisions do not apply to claims against a director for violations of certain laws, including federal securities laws.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

        Not applicable.

ITEM 8.  EXHIBITS.

        The following exhibits are filed as part of this Registration
Statement:

        4.1 Amended and Restated By-Laws of the Registrant (filed with Registrant's Registration Statement on Form S-1, as amended, Registration No. 33-74282)

        4.2 Restated Articles of Organization of the Registrant (filed with Registrant's Annual Report on Form 10-K for its fiscal year ended December 31, 1994)

        4.3 2001 Special Stock Option Agreement dated as of August 28, 2001 by and between UroMed Corporation and Roger Kao

        5 Opinion of Bingham Dana LLP as to the legality of the securities being registered

        23.1   Consent of PricewaterhouseCoopers LLP

        23.2   Consent of Bingham Dana LLP (included in Exhibit 5)

        24 Power of Attorney (included on the signature page of this Registration Statement)

ITEM 9.  UNDERTAKINGS

(A) The undersigned Registrant hereby undertakes:

        (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

               (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; Provided, however, that paragraphs (1)(i) and (1)(ii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

        (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (4) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Norwood, Massachusetts, as of the 7th day of September, 2001.

                                   UROMED CORPORATION

                                   By: /s/ Daniel Muscatello
                                       ----------------------------
                                       Daniel Muscatello
                                       President and Chief Executive Officer


                               POWER OF ATTORNEY

        Each person whose signature appears below hereby appoints Daniel Muscatello and Domenic Micale, and each of them severally as his true and lawful attorney-in-fact with the authority to execute in the name of each such person, and to file with the Securities and Exchange Commission, together with any exhibits thereto and other documents therewith, any and all amendments (including without limitation post-effective amendments) to this Registration Statement on Form S-8 necessary or advisable to enable the Registrant to comply with the Securities Act of 1933, as amended, and any rules, regulations, and requirements of the Securities and Exchange Commission in respect thereof, which amendments may make such other changes in the Registration Statement as the aforesaid attorney-in-fact executing the same deems appropriate.

        Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

       Signature                  Title                        Date

  /s/ Daniel Muscatello           Chief Executive Officer,     September 7, 2001
--------------------------        President (Principal
  Daniel Muscatello               Executive Officer) and
                                  Director

  /s/ John G. Simon               Director                     September 7, 2001
--------------------------
  John G. Simon

  /s/ Elizabeth B. Connell, MD    Director                     September 7, 2001
--------------------------
  Elizabeth B. Connell, MD

  /s/ Richard A. Sandberg         Director                     September 7, 2001
--------------------------
  Richard A. Sandberg

  /s/ Thomas F. Tierney           Director                     September 7, 2001
--------------------------
  Thomas F. Tierney

  /s/ E. Kevin Hrusovsky          Director                     September 7, 2001
--------------------------
  E. Kevin Hrusovsky

  /s/ Philip Heintz               Director                     September 7, 2001
--------------------------
  Philip Heintz

  /s/ Domenic C. Micale           Chief Financial Officer,     September 7, 2001
--------------------------        Treasurer (Principal
  Domenic C. Micale               Accounting Officer and
                                  Principal Financial
                                  Officer)